Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (No 333-284113) of Grupo Financiero Galicia S.A. of our report dated May 16, 2025, relating to the consolidated financial statements of HSBC Argentina Holdings S.A. (currently GGAL Holdings S.A.) as of December 31, 2023, which appears in the Current Report on Form 6-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.
Buenos Aires, Argentina
June 10, 2025